Exhibit j

                    Consent of Independent Registered Public
                                Accounting Firm

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 22, 2006, relating to the financial statements and financial highlights which appear in the April 30, 2006 Annual Report to Shareholders of Phoenix CA Tax-Exempt Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
September 29, 2006